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                                                                    Exhibit 21.1

                        SUBSIDIARY LIST (BY JURISDICTION)


CALIFORNIA

   230 Bay Place, L.P.
   Bay Rincon, L.P.
   Foxchase Drive San Jose Partners II, L.P.
   San Francisco Bay Partners II, Ltd.
   San Francisco Bay Partners III, L.P.
   Toyon Road San Jose Partners, L.P.

CONNECTICUT

   Bronxville West, LLC
   Smithtown Galleria Associates Limited Partnership
   Town Close Associates Limited Partnership
   Town Grove, LLC

DELAWARE

   AVB Class A Holdings LLC
   AVB Realeum Employee LLC
   Avalon Ballston II, L.P.
   Avalon DownREIT V, L.P.
   Avalon Grosvenor, L.P.
   Avalon Park Tower, LLC
   Avalon Riverview I, LLC
   Avalon Riverview II, LLC
   Avalon Riverview III, LLC
   Avalon Terrace LLC
   Avalon Upper Falls Limited Partnership
   Avalon Upper Falls, LLC
   AvalonBay Redevelopment LLC
   Bay Countrybrook L.P.
   Bay Pacific Northwest, L.P.
   Chrystie Venture Partners, LLC
   Falkland Partners, LLC
   Glen Cove Development LLC

DISTRICT OF COLUMBIA

   4100 Massachusetts Avenue Associates, L.P.


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MARYLAND

   AVB Service Provider, Inc.
   AVB Trillium Holdings, Inc.
   Avalon 4100 Massachusetts Avenue, Inc.
   Avalon BFG, Inc.
   Avalon Ballston II, Inc.
   Avalon Chase Glen, Inc.
   Avalon Chase Grove, Inc.
   Avalon Chase Heritage, Inc.
   Avalon Chestnut Hill, Inc.
   Avalon Cohasset, Inc.
   Avalon Collateral, Inc.
   Avalon Commons, Inc.
   Avalon Decoverly, Inc.
   Avalon Development Services, Inc.
   Avalon DownREIT V, Inc.
   Avalon Fairway Hills I Associates
   Avalon Fairway Hills II Associates
   Avalon Fairway II, Inc.
   Avalon Grosvenor LLC
   Avalon Mills, Inc.
   Avalon Oaks West, Inc.
   Avalon Oaks, Inc.
   Avalon Promenade, Inc.
   Avalon Rock Spring Associates, LLC
   Avalon Town Green II, Inc.
   Avalon Town Meadows, Inc.
   Avalon Town View, Inc.
   Avalon University Station I, LLC
   Avalon Upper Falls Limited Dividend Corporation
   Avalon Village North, Inc.
   Avalon Village South, Inc.
   Avalon Wilson Blvd, Inc.
   Avalon at Great Meadow, Inc.
   Avalon at St. Clare, Inc.
   AvalonBay Arna Valley, Inc.
   AvalonBay Cable I, Inc.
   AvalonBay Communities, Inc.
   AvalonBay Construction Services, Inc.
   AvalonBay Grosvenor, Inc.
   AvalonBay Ledges, Inc.
   AvalonBay NYC Development, Inc.
   AvalonBay Orchards, Inc.
   AvalonBay Parking, Inc.
   AvalonBay Services I, Inc.
   AvalonBay Services II, Inc.
   AvalonBay Traville, LLC
   Bay Asset Group, Inc.
   Bay Development Partners, Inc.
   Bay GP, Inc.
   Bay Waterford, Inc.
   JP Construction in Milford, Inc.
   Lexington Ridge-Avalon, Inc.
   Traville Senior Living, LLC


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MASSACHUSETTS

   AvalonBay BFG Limited Partnership

MINNESOTA

   AvalonBay Devonshire L.L.C.
   AvalonBay Edinburgh L.L.C.

NEW JERSEY

   Town Cove II Jersey City Urban Renewal, Inc.
   Town Cove Jersey City Urban Renewal, Inc.
   Town Run Associates

VIRGINIA

   Arna Valley View Limited Partnership
   Avalon Decoverly Associates Limited Partnership


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